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                                                        EXHIBIT 4


HECLA MINING COMPANY
Executive Deferral Plan
Master Plan Document
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Effective January 1, 1995
As Amended and Restated as of November 13, 1998.












































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HECLA MINING COMPANY
Executive Deferral Plan
Master Plan Document
-----------------------------------------------------------------

                             PURPOSE

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees who contribute materially to the continued growth, development and future business success of Hecla Mining Company, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.


                            ARTICLE 1
                           Definitions
                           -----------

For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean with respect to a Participant, a credit on the records of the Employer equal to (i) the sum of the Deferral Account balance and the Employer Matching Account balance, (ii) less all distributions made in accordance with the Plan. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2     "Annual  Bonus" shall mean any compensation, in  addition
        to  Base Annual Salary, paid annually to a Participant as
        an   Employee  under  any  Employer's  annual  bonus  and
        incentive plans.

1.3 "Annual Deferral Amount" shall mean (i) that portion of a Participant's Base Annual Salary that a Participant elects to have and is actually deferred, in accordance with Article 3, for any one Plan Year, plus (ii) that portion of a Participant's Annual Bonus that is actually deferred, in accordance with Article 3, during any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with
        Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

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1.4     "Base  Annual Salary" shall mean the annual compensation,
        excluding   bonuses,  commissions,  overtime,  relocation
        expenses,   incentive   payments,  non-monetary   awards,
        directors  fees and other fees, and including  automobile
        allowances,   paid   to  a  Participant  for   employment
        services  rendered to any Employer, before reduction  for
        compensation   deferred  pursuant   to   all   qualified,
        non-qualified  and  Code  Section  125   plans   of   any
        Employer.

1.5 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with
        Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.6     "Beneficiary  Designation  Form"  shall  mean  the   form
        established  from  time to time by the Committee  that  a
        Participant   completes,  signs  and   returns   to   the
        Committee to designate one or more Beneficiaries.

1.7     "Board"  shall  mean  the  board  of  directors  of   the
        Company.

1.8     "Business Day" shall mean a day upon which the  New  York
        Stock Exchange is open for trading.

1.9 "Change in Control" shall mean the first to occur of any of the following events:

        (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")(a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"), provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which compiles with clauses (i),
               (ii), and (iii) of subsection (c) below; or

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        (b)    Individuals  who, as of October 1, 1994 constitute
               the Board (the "Incumbent Board") cease   for  any
               reason to constitute at least a majority  of   the
               Board,  provided,  however,  that   any individual
               becoming a director subsequent to October 1, 1994, whose election, or nomination for election by the Company's shareholders, was approved by a vote of
               at  least  a   majority  of  the   directors  then
               comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of
               office   occurs  as   a  result  of  an  actual or
               threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

        (c)    Consummation   of  a   reorganization,  merger  or
               consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of
               the   Outstanding   Company   Common   Stock   and
               Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of,
               respectively,  the  then  outstanding  shares   of
               common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets
               either   directly   or   through   one   or   more
               subsidiaries)    in   substantially    the    same
               proportions as their ownership, immediately prior to such Business Combination of the Outstanding
               Company   Common  Stock  and  Outstanding  Company
               Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such
               corporation    resulting   from   such    Business
               Combination)   beneficially  owns,   directly   or
               indirectly, 20% or more of, respectively, the then
               outstanding   shares  of  common  stock   of   the
               corporation    resulting   from   such    Business
               Combination  or the combined voting power  of  the
               then   outstanding  voting  securities   of   such
               corporation   except   to  the  extent  that  such
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               ownership   existed   prior   to   the    Business
               Combination and (iii) at least a majority  of  the
               members   of  the  board  of  directors   of   the
               corporation    resulting   from   such    Business
               Combination were members of the Incumbent Board at
               the   time   of  the  execution  of  the   initial
               agreement,   or  of  the  action  of  the   Board,
               providing for such Business Combination; or

        (d)    Approval by the shareholders of the  Company  of a
               complete   liquidation   or   dissolution  of  the
               Company.

1.10    "Claimant"   shall  have  the  meaning   set   forth   in
        Section 14.1.

1.11 "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

1.12    "Committee"   shall  mean  the  committee  described   in
        Article 12.

1.13 "Company" shall mean Hecla Mining Company, a Delaware corporation.

1.14 "Crediting Rate" shall mean, for each Plan Year, the Moody's Rate for that Plan Year, which shall be an interest rate that is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages--Av. Corp" and is (i) in the case of the Plan's first Plan Year, the average corporate bond yield for the month of September 1994, and (ii) in the case of any subsequent Plan Year, the average corporate bond yield for the month of March of the Plan Year that precedes the Plan Year for which the rate is to be used.

1.15 "Deferral Amount" shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan that relate to the Participant's Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Deferral Account.

1.16 "Deduction Limitation" shall mean the following described limitation on the annual benefit that may be distributed pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited with interest in accordance with Section 3.5 below. The amounts so deferred and interest thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control.

1.17 "Disability" shall mean a period of disability during which a Participant qualifies for benefits under the
        Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan or discontinues to sponsor such a plan, a Disability shall be determined by the Committee in its sole discretion.

1.18    "Disability Benefit" shall mean the benefit set forth  in
        Article 8.

1.19    "Election  Form"  shall  mean the form  established  from
        time   to  time  by  the  Committee  that  a  Participant
        completes, signs and returns to the Committee to make an election under the Plan.

1.20 "Employee" shall mean a person who is an employee of any Employer.

1.21 "Employer(s)" shall mean the Company and/or any of its subsidiaries that have been selected by the Board to participate in the Plan.

1.22    "Employer   Matching  Amount"  shall  mean   any   amount
        credited by the Company to a Participant's account for a Plan Year in accordance with Section 3.7 below.




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1.23    "Employer  Matching Account" shall mean (i)  the  sum  of
        the Participant's Employer Matching Amounts, plus (ii) interest credited in accordance with all the applicable interest crediting provisions of this Plan that relate to the Participant's Employer Matching Amount, less
        (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Employer Matching Account.

1.24    "ERISA"   shall  mean  the  Employee  Retirement   Income
        Security Act of 1974, as may be amended from time to time.

1.25 "Participant" shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan
        Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.

1.26 "Plan" shall mean the Company's Executive Deferral Plan, which shall be evidenced by this instrument and by each Plan Agreement, as may be amended from time to time.

1.27 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant shall provide for the entire benefit to which such Participant is entitled to under the Plan, and the Plan Agreement bearing the latest date of acceptance by the Committee shall govern such entitlement.

1.28 "Plan Year" shall, for the first Plan Year, begin on January 1, 1995, and end on May 31, 1995. For each Plan
        Year thereafter, the Plan Year shall begin on June 1 of each year and continue through May 31.

1.29 "Preferred Rate" shall mean, for each Plan Year, an interest rate that is equal to the Crediting Rate multiplied by 1.23.

1.30 "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in Article 6.

1.31 "Retirement", "Retires" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five with ten (10) Years of Service.
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1.32    "Retirement Benefit" shall mean the benefit set forth  in
        Article 5.

1.33    "Short-Term  Payout" shall mean the payout set  forth  in
        Section 4.1.

1.34 "Termination Benefit" shall mean the benefit set forth in Article 7.

1.35    "Termination  of Employment" shall mean  the  ceasing  of
        employment    with   all   Employers,   voluntarily    or
        involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. Without limiting the generality of the foregoing, if an Employer other than the Company ceases to be a subsidiary of the Company, all of the Participants who remain employed by such Employer shall be considered to have experienced a Termination of Employment at the time of such cessation unless the Company determines otherwise.

1.36 "Stock" shall mean Hecla Mining Company, common stock, par value $0.25, or any other equity securities of the Company designated by the Committee.

1.37 "Stock Rate" shall mean a rate of return such that an amount allocated to the Stock Rate shall be credited or debited, as the case may be, as if 100% of such amount were invested in Stock, with any dividends paid on such Stock being deemed immediately reinvested in Stock.

1.38 "Stock Rate Account" shall have that meaning as set forth in Section 3.8(d)(2).

1.39 "Trust" shall mean the trust established pursuant to that certain Master Trust Agreement, dated as of October
        1, 1994, between the Company and the trustee named therein, as amended from time to time.

1.40 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.41    "Window  Period"  shall  mean the time  period  beginning
        December 1, 1998 and ending March 31, 1999, inclusive.

1.42    "Years  of  Plan  Participation"  shall  mean  the  total
        number of full Plan Years a Participant has been a Participant in the Plan prior to his or her Termination of Employment (determined without regard to whether deferral elections are made under this Plan). For purposes of a Participant's first Plan Year of
        participation   only,   any   partial   Plan   Year    of
        participation shall be treated as a full Plan Year. In addition, during any period of time during which a Participant is suffering a Disability, he or she will not be credited with any additional Years of Plan Participation.

1.43 "Years of Service" shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted.


                            ARTICLE 2
               Selection; Enrollment; Eligibility
               ----------------------------------

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of management and highly
        compensated  Employees  of  the  Employers.   From   that
        group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected Employee shall complete, execute and return to the Committee within 30 days of selection a Plan Agreement, an Election Form and a Beneficiary Designation Form. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within 30 days of selection, that Employee shall start participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements. If an Employee fails to meet all such requirements within the required 30 day period, that Employee shall not be eligible to participate in the

        Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.



                            ARTICLE 3
             Deferral Commitments/Interest Crediting
             ---------------------------------------

3.1     MINIMUM DEFERRAL.

        (a) MINIMUM. For each Plan Year, a Participant may elect to defer Base Annual Salary in an amount that is not less than $2,000 for each deferral elected. For each calendar year, a Participant may elect to defer Annual Bonus that is not less than $2,000 for each deferral elected. If no elections are made, the amount deferred shall be zero.

        (b)    SHORT PLAN YEAR BASE ANNUAL SALARY.         If   a
               Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2     MAXIMUM DEFERRAL.  For each Plan Year, a Participant  may
        elect  to  defer  up to 50% of Base Annual  Salary.   For
        each calendar year, a Participant may elect to defer up to 100% of Annual Bonus.

3.3     ELECTION TO DEFER; EFFECT OF ELECTION FORM.

        (a) FIRST PLAN YEAR. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

        (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the

               Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS. For each Plan Year, the Base Annual Salary portion of the Annual
        Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus is or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5     EMPLOYER MATCHING AMOUNT.

         (a) MATCH AGAINST AMOUNTS ALLOCATED TO PREFERRED RATE. For each Plan Year, a Participant's Account Balance shall be credited as of the last day of that Plan Year with an Employer Matching Amount which is equal to 12.5% of the balance of that portion of the Participant's Annual Deferral Amount which is (i) actually withheld during the Plan Year and (ii) allocated to the Preferred Rate in accordance with Section 3.8(c).

        (b) MATCH AGAINST AMOUNTS ALLOCATED TO STOCK RATE. For each Plan Year, a Participant' s Account Balance shall be credited as of the last day of that Plan Year with an Employer Matching Amount which is equal to 37.5% of the balance of that portion of the Participant's Annual Deferral Amount which is (i) actually withheld during the Plan Year and (ii) allocated to the Stock Rate in accordance with Section 3.8.

         (c)   LIMITATION.   Notwithstanding  the  provisions  of
               Section 3.5(a) and Section 3.5(b) above, the Annual Deferral Amount that is taken into account in determining the Employer Matching Amounts under both Section 3.5(a) and Section 3.5(b) for a Plan Year shall not exceed the difference between (i) 20% multiplied by the sum of (a) the Participant's Base Annual Salary for the Plan Year and (b) the portion of the Participant's Annual Bonus that is paid in that Plan Year, and (ii) the portion of the Participant's Base Annual Salary and/or Annual Bonus that is deferred for the Plan Year by the

               Participant under the Company's 401(k) Plan (such) difference being referred to herein as the "Limitation"). If, for a Plan Year, the sum of the Employer Matching Amounts calculated under
               Section 3.5(a) and Section 3.5(b) above exceeds the Limitation, then both (i) that portion of the Annual Deferral Amount that is allocated to the Preferred Rate and is taken into account in determining the Employer Matching Amount under
               Section 3.5(a), and (ii) that portion of the Annual Deferral Amount that is allocated to the Stock Rate and is taken into account in determining the Employer Matching Amount under
               Section 3.5(b), will be reduced pro rata, one against the other, until the Limitation is equal to zero.

3.6 INVESTMENT OF TRUST ASSETS. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.7     VESTING.

        (a) Except as otherwise provided in Section 7.1 below, a Participant shall at all times be 100% vested in his or her Deferral Account (including his or her Stock Rate Account) and his or her Employer Matching Amounts credited under Section 3.5(a) above.

        (b) A Participant shall be vested in his or her Employer Matching Amounts credited under Section
               3.5(b) above in accordance with the following schedule:


       COMPLETION OF YEARS   VESTED PERCENTAGE OF EMPLOYER MATCHING
      OF PLAN PARTICIPATION   AMOUNTS CREDITED UNDER SECTION 3.5(b)


       Less than Five Years                 33 1/3%
       Five Years or More                     100%

               Despite the foregoing schedule, if the Participant was a participant in the 1985 Hecla Mining Company Deferred Compensation Plan forExecutive Officers, then for purposes of this Section 3.7, he or she shall be treated as having completed five Years of Plan Participation at the time of his or her commencement of participation in this Plan.

3.8 CREDITING/DEBITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

        (a) ELECTION OF MEASUREMENT RATES. In connection with each Election Form delivered to the Committee, a Participant shall elect one or more
               Measurement Rate(s) (as described in Section 3.8(c) below) to be used to determine the additional amounts to be credited (or debited) to his or her Account Balance for the Plan Year to which such Election Form relates.

        (b) PROPORTIONATE ALLOCATION. In making any election described in Section 3.8(a) above, the Participant shall specify on the Election Form, in increments of 5%, the percentage of his or her Annual Deferral Amount to be allocated to a Measurement Rate (as if the Participant were making an investment which carried that Measurement Rate with that portion of his or her Account Balance). If a Participant fails to make an allocation to a Measurement Rate, then he or she shall be deemed to have made an allocation of 100% of his or her Annual Deferral Amount to the Preferred Rate.

        (c) MEASUREMENT RATES. The Participant may elect one or more of the following Measurement Rates (the "Measurement Rates") for the purpose of crediting additional amounts to his or her Account Balance:

                     (i)     the Preferred Rate; or
                     (ii)    the Stock Rate.

               As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Rate. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change. The performance of each elected Measurement Rate (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Rates themselves. A Participant's Account Balance shall be credited or debited as set forth in Section 3.8(d) below, based on the performance of each Measurement Rate selected by the Participant, AS DETERMINED BY THE COMMITTEE IN ITS SOLE DISCRETION.

        (d)     CREDITING OR DEBITING METHOD.

                (i) PREFERRED RATE. Interest shall be credited and compounded annually on the portion of a Participant's Account Balance that is allocated to the Preferred Rate (the "Preferred Rate Account") as though (i) that portion of the Participant's Annual Deferral Amount which he or she allocated to the Preferred Rate for that Plan Year was withheld at the beginning of the Plan Year, or, in the case of the first year of Plan participation, was withheld on the date that the Participant commenced participation in the Plan, and (ii) the Employer Matching Amount relating to that portion of the Participant's Annual Deferral Amount which was allocated to the Preferred Rate for the Plan Year was credited on the last day of the Plan Year. The rate of interest for crediting shall be the Preferred Rate, except as otherwise provided in this Plan. In the event of Retirement, Disability, death, Termination Of Employment or reallocation election (pursuant to Section 3.12 below) prior to the end of a Plan Year, the basis for that year's interest crediting will be a fraction of the full year's interest, based on the number of full months that the Participant was employed by the Employer during the Plan Year prior to the occurrence of such event. If a distribution is made under this Plan, for purposes of crediting interest, the Account Balance shall be reduced as of the first day of the month in which the distribution is made.

               (ii) STOCK RATE. An amount shall be credited to a Participant's Account Balance as though that portion of the Participant's Annual Deferral Amount which he or she allocated to the Stock Rate for that Plan Year were credited to a separate account on the first day of the Plan Year, or, in the case of the first year of Plan participation, was credited on the date that the Participant commenced participation in the Plan (such account  being  referred  to  herein  as the
                     "Stock  Rate  Account").   The  Stock   Rate
                     Account  balance shall be deemed invested in
                     Stock as of  the first day of the Plan Year,
                     using for such purpose the  average  closing
                     price for a  share  of  Stock  on  the   New
                     York  Stock  Exchange during  the  Plan Year
                     (the   "Applicable  Period"); provided that,
                     in   the   case   of    a      Participant's
                     first    year    of    Plan   participation,
                     or  in  the   event   of   a   Participant's
                     Retirement, Disability, death or Termination
                     Of  Employment  during  a  Plan   Year,  the
                     Applicable Period shall  be  the  period  of
                     the   Participant's  participation    during
                     the   Plan   Year.   The   Employer Matching
                     Amount  relating   to   that   portion    of
                     the  Participant's  Annual  Deferral  Amount
                     which  was allocated to the Stock  Rate  for
                     the  Plan  Year shall be deemed invested  in
                     Stock  on  the  last day of the  Plan  Year,
                     using  for such purpose the average  closing
                     price  for a share of Stock on the New  York
                     Stock  Exchange  during the Plan  Year,  and
                     shall  be  distributed  to  the  Stock  Rate
                     Account.   The entire balance of  the  Stock
                     Rate   Account  shall then  be  allocated to
                     the Account Balance.

        (e) NO ACTUAL INVESTMENT. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Rates are to be used for measurement purposes only, and a Participant's election of any such Measurement Rate, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such fund, stock or other investment vehicle. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any vehicle related to any or all of the Measurement Rates, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

        (f) EMPLOYEES OF SUBSIDIARIES. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, a Participant who is an Employee of an Employer that is not the Company shall neither (i) allocate any portion of his or her Annual Deferral Amount to the Stock Rate pursuant to the remainder of this Section 3.8, nor
               (ii) reallocate any portion of his or her Account Balance to the Stock Rate pursuant to Section 3.12.


3.9 FICA AND OTHER TAXES. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, or an Employer Matching Amount is being credited to a Participant, the Participant's Employer(s) shall withhold from that portion of the Participant's Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant's share of FICA and other employment taxes on such Annual Deferral Amount and Employer Matching Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this
        Section 3.9.

3.10 DISTRIBUTIONS. The Participant's Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust. Such withholdings may include the withholding of Stock that would otherwise be delivered to a Participant. Any portion of a Participant's Account that is allocated to the Stock Rate Account shall be delivered to the Participant only in Stock, notwithstanding any other provision of this Plan; provided, that cash shall be paid in lieu of any fractional share of Stock.

3.11 SPECIAL RULE FOR AMOUNTS ALLOCATED TO STOCK RATE. The portion of each Participant's Account that is allocated to the Stock Rate (if any) shall be valued for all purposes under the Plan at the closing price of shares of Stock on the New York Stock Exchange as of the relevant date.


3.12 REALLOCATION ELECTION; INCENTIVE. At any time during the Window Period, each Participant who has a positive Account Balance may elect, in dollar increments, the dollar amount of his or her Account Balance to be allocated to the Preferred Rate or to the Stock Rate (any such amount so allocated to the Stock Rate, the "Stock Reallocation Amount"). This election shall be made on an Election Form provided by and in a manner prescribed by the Company. The Stock Reallocation Amount shall be deemed invested in Stock, using for such purpose the average closing price for a share of Stock on the New York Stock Exchange for the last two full calendar months preceding the date such election is made, and shall be credited to the Participant's Account Balance as of the last business day of the last month preceding such election date. In addition, the Company shall credit the Participant's Account Balance with an amount equal to 25% of the Participant's Stock Reallocation Amount, similarly deemed invested in Stock, using for such purpose the same average closing price for a share of Stock and the same crediting date described in the preceding sentence. If a Participant fails to make an election under this Section 3.12, he or she shall be deemed to have allocated 100% of his or her Account Balance during and after the Window Period to the Preferred Rate. Any election under this Section
        3.12 shall be irrevocable. Notwithstanding the foregoing, the Company reserves the right to offer similar reallocation opportunities, which may include similar Company incentives, from time to time and at its sole discretion.

                            ARTICLE 4
     Short-Term Payout; Unforeseeable Financial Emergencies;
                        Withdrawal Payout
                        -----------------

4.1 SHORT-TERM PAYOUT. Subject to the Deduction Limitation, in connection with each election to defer an Annual Deferral Amount, a Participant may elect to receive a future "Short-Term Payout" from the Plan with respect to that Annual Deferral Amount. The Short-Term Payout shall be (i) in the case of amounts allocated to the Preferred Rate Account, a lump sum payment in an amount that is equal to the Annual Deferral Amount plus interest credited in the manner provided in Section 3.5 above on that amount, but using the applicable interest rate set forth in Section 7.1 below; and (ii) in the case of the Stock Rate Account, (A) that number of shares of Stock credited to the Participant's Stock Rate below.Account with respect to such Annual Deferral Amounts, plus (B) that number of shares of Stock that have subsequently been credited to the Participant's Stock Rate Account with respect to deemed dividends on the shares described in clause (A), in any. No Short-Term Payout shall be available for any Employer Matching Amount. Subject to the other terms and conditions of this Plan, each Short-Term payout elected shall be paid within 60 days of the first day of the Plan Year that is the latter of (i) the first day of the Plan Year that is 3 years after the first day of the Plan Year to which the applicable Annual Deferral Amount election relates, or (ii) the first day of any Plan Year thereafter elected by the Participant on the Election Form electing the Annual Deferral Amount.

4.2 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section 4.2 shall not be subject to the Deduction Limitation.


                            ARTICLE 5
                       Retirement Benefit
                       ------------------

5.1     RETIREMENT    BENEFIT.    Subject   to   the    Deduction
        Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2     PAYMENT OF RETIREMENT BENEFITS.

        (a) A Participant, in connection with his or her commencement of participation in the Plan and/or first allocation to the Stock Rate Account, shall elect on an Election Form the timing of such Retirement Benefit. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least 3 years prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. Except as otherwise provided in Section 5.2(c) below, the lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires.

        (b) The portion of the Participant's Account Balance that is allocated to the Preferred Rate Account may be paid in a lump sum or in equal monthly payments (the latter determined in accordance with Section 3.6 above) over a period of 60, 120 or 180 months.

        (c) The portion of the Participant's Account Balance that is allocated to the Stock Rate Account may be paid in one or more of the following ways: (i) in a lump sum; (ii) in a lump sum on January 2 of the calendar year subsequent to the calendar year in which the Participant Retired, was Disabled, or died; (iii) in 5 annual installments; or (iv) in 5 annual installments commencing on January 2 of the calendar year subsequent to the calendar year in which the Participant Retired, was Disabled, or died. If the Stock Rate Account is to be distributed to the Participant in 5 annual installments, it first shall be divided into 5 tentative installments. If the tentative installments are comprised of other than whole numbers, then the tentative installments shall be recalculated as follows: (i) the first four installments shall be rounded down to whole numbers, and (ii) the payment of any fractional amounts shall be deferred until the fifth and final installment. Any dividend accruing on Stock during the five year installment period shall be credited to the Stock Rate Account as if it contained shares of Stock, with the dividend then being reinvested in Stock and accrued until the fifth installment.

5.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFITS. If a Participant dies after Retirement but before the Retire-ment Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.



                            ARTICLE 6
                 Pre-Retirement Survivor Benefit
                 -------------------------------

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. Subject to the Deduction Limitation, and except as provided in Section
        6.3 below, if a Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance.

6.2     PAYMENT   OF   PRE-RETIREMENT   SURVIVOR   BENEFITS.    A
        Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election

        Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or in installment payments (the latter determined in accordance with Section 5.2 above). The Participant may change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the
        Participant's  death  shall  govern  the  payout  of  the
        Participant's Pre-Retirement Survivor Benefit. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $25,000, or the Beneficiary petitions the Committee for a lump sum payment, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or in installment payments that do not exceed five years in duration. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death.

6.3 RESTRICTION IN THE EVENT OF SUICIDE OR FALSELY PROVIDED INFORMATION. In the event of a Participant's suicide within 2 years after the Participant first becomes a Participant, or in the event the Participant's death is determined to be from a bodily or mental cause or causes, the information about which was withheld, knowingly concealed, or falsely provided by the Participant if requested to furnish evidence of good health, the Pre-Retirement Survivor Benefit shall be equal to the sum of the Participant's Annual Deferral
        Amounts, without interest and without all Employer Matching Amounts, all determined as of his or her date
        of   death.


                            ARTICLE 7
                       Termination Benefit
                       -------------------

7.1 TERMINATION BENEFITS. Subject to the Deduction Limitation, if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's vested Account Balance, with interest credited in the manner provided in Section 3.5 above, but using the applicable interest rate set forth in the following schedule:

      COMPLETION  OF YEARS OF PLAN PARTICIPATION       APPLICABLE RATE

      Less  than  five years                           Crediting Rate
      Five or more years                               Preferred Rate

        Despite the foregoing schedule, if the Participant was a participant in the 1985 Hecla Mining Company Deferred Compensation Plan for Executive Officers, then for purposes of this Section 7.1, he or she shall be treated as having completed five Years of Plan Participation at the time of his or her commencement of participation in this Plan.

7.2 PAYMENT OF TERMINATION BENEFIT. The Termination Benefit shall be paid in a lump sum within 60 days of the Termination of Employment.


                            ARTICLE 8
                  Disability Waiver and Benefit
                  -----------------------------

8.1     DISABILITY WAIVER.

        (a)    ELIGIBILITY.     By  participating  in  the  Plan,
               all Participants are eligible for this waiver.

        (b) WAIVER OF DEFERRAL; CREDIT FOR PLAN YEAR OF DISABILITY. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary and/or Annual Bonus for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections.

        (c) RETURN TO WORK. If a Participant returns to employment with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 DISABILITY BENEFIT. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those

        Articles. Notwithstanding the above, the Committee shall have the right, in its sole and absolute discretion and for purposes of this Plan only, to terminate a Participant's employment at any time after such Participant is determined to be suffering from a permanent Disability.

                            ARTICLE 9
                     Beneficiary Designation
                     -----------------------

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.


                           ARTICLE 10
                        Leave of Absence
                        ----------------

10.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered  employed  by  the  Employer  and  the  Annual
        Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                           ARTICLE 11
             Termination, Amendment or Modification
             --------------------------------------

11.1    TERMINATION.    Any  Employer  reserves  the   right   to
        terminate the Plan at any time with respect to its participating Employees by the actions of its board of directors. Upon the termination of the Plan, all Plan Agreements of a Participant shall terminate and his or her Account Balance, determined as if he or she had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired on the date of Plan termination, shall be paid to the Participant as follows. Prior to a Change in Control, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or in monthly installments for up to 5 years, with interest or dividend reinvestments credited during the installment period as provided in Section 3.8(d). After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or
        Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year in which the termination occurs as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.2 AMENDMENT. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the actions of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification, or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification.
        The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the present value equivalent of such payments, using the Crediting Rate for the Plan Year of the amendment or modification as the discount rate, in a lump sum or pursuant to a different payment schedule.

11.3 INTEREST RATE IN THE EVENT OF A CHANGE IN CONTROL AND INTEREST. If a Change in Control occurs, the applicable interest rate to be used in determining a Participant's Preferred Rate Account in connection with a Termination of Employment after the Change in Control, or a Plan termination, amendment or modification under Sections
        11.1 and 11.2, shall be the Preferred Rate. However, the Crediting Rate for the applicable Plan Year, and not the Preferred Rate, shall be used as the discount rate for determining present value.

11.4 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                           ARTICLE 12
                         Administration
                         --------------

12.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee which shall consist of the Board, or such committee  as  the Board shall appoint.  Members  of  the
        Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan (including, but not limited to, rules deemed necessary by the Committee to insure compliance with Rule 16-b of the Securities Exchange Act of 1934)
        and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.

12.2    AGENTS.    In  the  administration  of  this  Plan,   the
        Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members.

12.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.


                           ARTICLE 13
                  Other Benefits and Agreements
                  -----------------------------

13.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

13.2 ROLLOVER OF BENEFITS. The Company, in its sole discretion, may designate that the benefits under any nonqualified plan sponsored by the Company may be rolled over to this Plan. If such a designation is made, the Participant's account balance under that plan shall be added to his or her Account Balance under this Plan and any such transferred account balance shall become subject to the terms and conditions of this Plan. Upon the completion of that rollover, the Participant's participation in the deferred compensation plan shall cease and he or she shall have no further interest in that plan, unless otherwise specified by the Company. The Committee, in its sole discretion, shall provide rules and procedures with respect to any elections or beneficiary designations that may be required as a result of the rollover.

                           ARTICLE 14
                        Claims Procedures
                        -----------------

14.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the determination desired by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

        (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

        (b)    that  the  Committee  has  reached  a   conclusion
               contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

               (i)   the specific reason(s)  for  the   denial of
                     the claim, or any part of it;

               (ii)  specific     reference(s)    to    pertinent
                     provisions of the Plan upon which such denial was based;

               (iii) a  description of any additional material or
                     information   necessary  for the Claimant to
                     perfect  the claim,  and an  explanation  of
                     why    such   material  or   information  is
                     necessary; and

               (iv)  an   explanation   of   the   claim   review
                     procedure set forth in Section 14.3 below.

14.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

        (a)    may review pertinent documents;

        (b)    may submit written  comments  or  other documents;
               and/or

        (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 DECISION ON REVIEW. The Committee shall render its deci sion on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

        (a)    specific reasons for the decision;

        (b)    specific  reference(s)  to  the   pertinent   Plan
               provisions upon which the decision was based; and

        (c)    such   other  matters  as  the   Committee   deems
               relevant.

14.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                           ARTICLE 15
                              Trust
                              -----

15.1 ESTABLISHMENT OF THE TRUST. The Company shall establish the Trust, and the Employers shall at least annually transfer over to the Trust such assets as the Employers determine, in their sole discretion, are necessary to provide for their respective future liabilities created with respect to the Annual Deferral Amounts and interest credits for that year.

15.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Agreement.

                           ARTICLE 16
                          Miscellaneous
                          -------------

16.1 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. Any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.2 EMPLOYER'S LIABILITY. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

16.3 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

16.4 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.5 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.6 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.7    CAPTIONS.   The  captions of the articles,  sections  and
        paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.8 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the laws of the State of Idaho without regard to its conflicts of laws principles.

16.9    NOTICE.   Any  notice or filing required or permitted  to
        be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

               Hecla Mining Company
               Executive Deferral Plan
               6500 Mineral Drive
               Coeur d'Alene, Idaho 83814-8788
               Attn:     Jon T. Langstaff

        Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

        Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.10 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.11 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.12 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.13 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.14 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.

16.15   DISTRIBUTION IN THE EVENT OF TAXATION.

        (a) GENERAL. If, for any reason, all or any portion of a Participant's benefit under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

        (b)    TRUST. If the Trust terminates in accordance  with
               Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

      IN WITNESS WHEREOF, the Company has signed this Plan document as of November 13, 1998.


                         "Company"

                         HECLA MINING COMPANY,
                         a Delaware corporation



                         By: /s/ Michael B. White
                            ---------------------------
                         Title:  Vice-President
                               ------------------------